Exhibit 10.25

CLEARSIGN TECHNOLOGIES CORPORATION

AMENDMENT TO WARRANT AGENCY AGREEMENT

This Amendment to the Warrant Agency Agreement (this “Amendment”), dated as of May 15, 2024, is made by and between ClearSign Technologies Corporation, a Delaware corporation (the “Company”), and VStock Transfer, LLC (“VStock”). Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Original WAA (as defined below).

WHEREAS, the Company and VStock are parties to that certain Warrant Agency Agreement, dated as of April 23, 2024 (the “Original WAA”), pursuant to which the Company engaged VStock to act on behalf of the Company as the Company’s transfer agent in connection with the issuance, registration, transfer, exchange and replacement of Warrants offered and sold by the Company in the Offering pursuant to the terms of that certain Underwriting Agreement (the “Underwriting Agreement”), dated April 19, 2024, by and between the Company and Public Ventures, LC, as representative of the underwriters named therein (the “Representative”);

WHEREAS, the parties desire to amend the Original WAA to engage VStock to act on behalf of the Company as the Company’s transfer agent in connection with the issuance, registration, transfer, exchange and replacement of additional warrants to purchase Common Stock to be offered and sold by the Company pursuant to the exercise by the Representative of its over-allotment option under the Underwriting Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and with the intent to be legally bound, the parties hereto hereby agree as follows:

1.	The reference to “4,620,760 units” in the first paragraph of the preamble to the Original WAA is hereby replaced with a reference to “5,313,874 units”.

2.	Wherever the terms and conditions of this Amendment and the terms and conditions of the Original WAA are in conflict, the terms and conditions of this Amendment shall be deemed to supersede the conflicting terms and conditions of the Original WAA. Unless expressly amended by this Amendment, the terms and conditions of the Original WAA shall remain in full force and effect.

3.	All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

4.	This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

(Signature Pages Follow)

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the date first written above.

CLEARSIGN TECHNOLOGIES CORPORATION

By:	/s/ Colin James Deller
	Name:	Colin James Deller
	Title:	Chief Executive Officer

VSTOCK TRANSFER, LLC

By:	/s/ Jenny Chen
Name: Jenny Chen
Title: Compliance Officer

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